As filed with the Securities and Exchange Commission on April 30, 2004
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                           RESEARCH FRONTIERS INCORPORATED
             (Exact name of registrant as specified in its charter)

           Delaware                                           11-2103466
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)

                     --------------------------------------
                             240 Crossways Park Drive
                             Woodbury, New York 11797
                                 (516) 364-1902
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                     --------------------------------------
                                  Robert L. Saxe
                       Chairman and Chief Executive Officer
                           Research Frontiers Incorporated
                              240 Crossways Park Drive
                             Woodbury, New York 11797
                                  (516) 364-1902
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                     --------------------------------------

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                Joseph M. Harary, Esq.
                           President and General Counsel
                           Research Frontiers Incorporated
                              240 Crossways Park Drive
                             Woodbury, New York 11797
                                  (516) 364-1902
                     --------------------------------------
      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of                             Proposed maximum Proposed maximum Amount of
Shares              Amount to        offering price   aggregate        registra-
to be registered    be registered(1) per Share        offering price   tion fee

Common Stock,$0.0001
par value per share 2,000,000 shares   $11.20(1)    $22,400,000.00(1) $2,838.08

(1) The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is $11.20 which was calculated based upon the average of the high and low trading price per share of common stock of Research Frontiers Incorporated on the Nasdaq National Market System on April 28, 2004, which was within five business days of the original filing of this Registration Statement.

(2) Pursuant to Rule 416 under the Securities Act, this Registration Statement also relates to an indeterminate number of additional shares of our common stock which may become issuable by reason of any stock split, stock dividend, recapitalization, or similar transaction that is effected without the receipt of consideration and results in an increase in the number of shares of our common stock that are outstanding.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
--------------------------------------------------------------------------------

This information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our Registration Statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                  SUBJECT TO COMPLETION, DATED APRIL 30, 2004


                               2,000,000 Shares

                                 Common Stock

                               -------------------


Research Frontiers Incorporated may from time to time issue up to 2,000,000 shares of common stock, and/or warrants to purchase such common stock. We will specify in an accompanying prospectus supplement the terms of the securities.
We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

     The selling stockholders (and their donees and pledgees) may offer their Research Frontiers Incorporated common stock through public or private transactions, on or off the United States exchanges, at prevailing market prices, or at privately negotiated prices.

     Our common stock is listed on the Nasdaq National Market System under the symbol "REFR." The last reported sale price of our common stock on the Nasdaq National Market System on April 28, 2004 was $11.15.

                               -------------------

     Investing in our common stock involves a high degree of risk. See 'Risk Factors' beginning on page [8].

                               -------------------

     Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

            The date of this prospectus is             , 2004

                              SUMMARY

         You should read the entire prospectus, including the section entitled 'Risk Factors,' carefully before making an investment decision.

                            THE COMPANY

Research Frontiers Incorporated ("Research Frontiers" or the
"Company") was incorporated in New York in 1965 and reincorporated in Delaware in 1989. Research Frontiers' business is to develop and license our suspended particle technology for controlling the amount of light passing through a device. Such suspended particle devices are often referred to as "SPDs," "light valves," or "SPD-Smart " products. Our offices are located at: 240 Crossways Park Drive, Woodbury, NY 11797 (telephone: 516-364-1902).

     SPDs use microscopic light-absorbing particles that are either in a liquid suspension or a film. The microscopic particles align when an electrical voltage is applied. This permits light to pass through the device, and allows the amount of light to be controlled. The first light valve of this type was invented by Dr. Edwin Land, founder of Polaroid Corporation, in the 1930s. Since 1965, Research Frontiers has been actively working to develop and license its own technology, which it protects using patents, trade secrets and know-how. Although patent and trade secret protection is not a guarantee of commercial success, Research Frontiers currently has approximately 440 patents and pending patent applications throughout the world protecting its technology.

     As a result of our efforts over the years, Research Frontiers Incorporated has become the world's leader in suspended-particle-device development and research, and licenses its light-control technology to other companies. Currently, our 33 licensees are categorized into three main areas: materials for making films (solutions and emulsions); film; and end-products. Our emulsion and solution makers produce the basic chemicals-the SPD particles and the various special polymers that work in conjunction with such particles, and from which SPD films are made. The film makers use a thin layer of solution or emulsion, as the case may be, which is coated between two sheets of plastic film which is then partly solidified to form an SPD film that allows users to control the amount of light passing through such film. The end-product licensees then incorporate such SPD light-control film into a variety of SPD-Smart products.


     The past several years have been important for Research Frontiers as we moved from being a company with a technology under development to a company with products using our technology being sold by our licensees. The technology has also recently received some prestigious awards, including the Best of What's New Award for home technology products from Popular Science and being named one of the top new technologies for 2002 by the Society of Automotive Engineers.

     SPD-Smart windows have been installed in business and commercial aircraft, as well as in architectural, automotive and appliance glass projects. SPD technology is a horizontal "enabling" technology cutting across many industries which has wide commercial applications in many types of products where variable light transmission is desired, such as:

- "smart" windows, skylights and sunshades for the architectural, aircraft, marine, automotive and appliance industries;
-   variable light transmission sunglasses, goggles and other eyewear;
-   self-dimmable automotive sunroofs, sunvisors and rear-view mirrors; and
- flat panel information displays for use in billboards, scoreboards, point-of-purchase advertising displays, traffic signs, computers, televisions, telephones, PDAs and other electronic instruments.

     Various licensees of Research Frontiers have developed SPD-
Smart windows and other products. Several of our licensees have already sold aircraft, architectural, and automotive windows, as well as glass doors for appliances using SPD technology. Also, prototypes of flat panel displays, eyewear, and self-dimming automotive rear-view mirrors have been developed. These prototypes demonstrate the feasibility and operation of the products they relate to, but they may need additional product design, engineering or testing before commercial products are introduced.

In April 2001, Hankuk Glass Industries, Inc., a licensee of the Company, announced that its subsidiary devoted exclusively to the production of SPD film and end-products, SPD Inc., had acquired a factory in Incheon, Korea. SPD Inc. announced in January 2002 that this factory had begun production of SPD film and end-products made from SPD film. Research Frontiers, through its subsidiary SPD Enterprises, Inc., invested approximately $825,000 in the common stock of SPD Inc.
in exchange for a 6.9% ownership in SPD Inc. During the first and fourth quarters of 2003, Research Frontiers wrote down its investment in SPD Inc. by $255,200 and $360,000, respectively, due to the financial condition and results of operations of SPD Inc.
On April 28, 2004, SPD Inc. informed Research Frontiers that it is planning to sell the equipment and other assets of SPD Inc. and cease its business activities. As a result, Research Frontiers will write off its entire remaining investment in SPD Inc. of $209,704 in the quarter ended March 31, 2004. Whether the aforesaid will have any impact on the business of Research Frontiers (other than a further reduction in the value of Research Frontiers' investment in SPD Inc.) or its licensees cannot be predicted at this time. In addition to SPD Inc.'s parent corporation, Hankuk Glass Industries, Inc., several other companies have been licensed by Research Frontiers to make SPD film or the emulsions used to make such film. These other companies are now active in the production of light-control emulsion and film using Research Frontiers' SPD technology. At the 2004 Premier SPD Licensee Conference held in Fort Lauderdale, Florida from April 15-17, 2004, Air Products and Chemicals, Dainippon Ink and Chemicals, and Hitachi Chemical Company, each made formal presentations describing their SPD materials development and testing programs in great detail. SPD films made from new emulsions produced by Dainippon Ink and Chemicals and Hitachi Chemical Company were also demonstrated at this conference, and these new second-generation emulsion-based SPD films all have very low haze levels, good durability, wide ranges of light transmission, and fast switching speeds of 1-3 seconds. As part of their conference presentations, these companies indicated that they expect SPD films made from these high-performance emulsions to become available to end-product licensees of Research Frontiers as early as May 2004.

Some of our licensees consider the exact stage of development, product introduction strategies and timetables, and other plans to be proprietary or secret, and as such cannot be disclosed by the Company until such licensees make their own public announcements or product launches.
During 2002, 2003, and to date in 2004, marketing campaigns and product launches by our licensees have been announced under the indicated trademarks for their SPD-Smart products:

Licensee                           Trademark
Cricursa Cristales Curvados        Cri-Regulite
Innovative Glass Corporation       E-Glass
InspecTech Aero Service            SPD-Equipped, I-Shade
Isoclima                           Chroma-Lite
Kerros Lmited                      IntelliTint
SPD Technologies                   InfiniTint, New-View,
(f/k/a Razor's Edge Technologies)  Smart-Shade
SPD Systems Inc.                   Health Smart, VectorLux,
                                   InstaTint
ThermoView Industries              Alter-Lite

In addition, Research Frontiers introduced various marketing programs under the following trademarks: SPD-Smart, VaryFast The View of the Future - Everywhere you Look, Powered by SPD, and Visit
SmartGlass.com - to change your view of the World .

     Our licensee InspecTech Aero Service Inc. reported that they have received FAA certification for, and have already installed or currently engineered SPD-Smart windows for various aircraft.

     The following table summarizes Research Frontiers' existing license agreements and lists the year these agreements were entered into:

Licensee                 Products Covered                              Territory

Air Products and    SPD emulsions and films for other licensees (2003) Worldwide
Chemicals, Inc.

American Glass Products  Architectural and automotive windows (2002)   Worldwide
                                                                  (except Korea)

Asahi Glass Company      Sunroof glass for other licensees (2001)      Worldwide
and subsidiary
AGC Automotive Americas
(f/k/a AP Technoglass Co.)

Avery Dennison Corp.     SPD displays (2001)                           Worldwide

BOS GmbH                 Variable light transmission SPD sunshades     Worldwide
                         and sunvisors.  (2002)

BRG Group, Ltd.          Architectural and automotive windows (2002)   Worldwide
                                                                  (except Korea)

Cricursa Cristales Curvados Architectural and automotive windows(2002) Worldwide
                                                                  (except Korea)

Custom Glass Corporation  Windows and sunroofs for mass                Worldwide
                          transit trains/busses; SPD film         (except Korea)
                          lamination for other licensees (2003)

Dainippon Ink and        SPD emulsions for other licensees (1999)      Worldwide
Chemicals Incorporated

DuPont                   SPD emulsions and films for other             Worldwide
                         licensees and architectural and automotive(except Korea
                         End products (2004)                        for windows)

Film Technologies Int'l  SPD film for other licensees and              Worldwide
                         prospective licensees (2001)

General Electric Company SPD film for other licensees and              Worldwide
                         prospective licensees (1995)

Glaverbel, S.A.          Automotive vehicle rear-view mirrors,         Worldwide
                         transportation vehicle sunvisors, and    (except  Korea
                         architectural and automotive windows(1996) for windows)

Global Mirror GmbH       Rear-view mirrors and sunvisors (1999)        Worldwide

Hankuk Glass Industries  Broad range of SPD light control products     Worldwide
                         including windows, flat panel displays,
                         automotive vehicle rear-view mirrors and sunvisors (installed as original equipment on Korean-made cars), and sunroofs; SPD film for licensees and prospective licensees (1997)

Hitachi Chemical Co.,Ltd SPD emulsions and films for other             Worldwide
                         licensees (1999)

Innovative Glass Corp.   Architectural windows (2003)                 US,Canada,
                                                                      and Mexico

InspecTech Aero Service  Aircraft and marine windows and cabin        Worldwide
                         dividers (2001)                          (except Korea)

Isoclima S.p.A.          Architectural and automotive windows; SPD     Worldwide
                         emulsion and film for other              (except Korea)
                         licensees (2002)

Kerros Limited           Automotive windows and sunroofs (2003)        Worldwide
                                                                  (except Korea)
                                                                for  aftermarket
                                                                   and UK only
                                                                     for OEMs

Laminated Technologies Inc. SPD film lamination for
                            other licensees (2002)                     Worldwide


Leminur Limited          Architectural windows (2003)                 Russia and
                                                                    Countries of
                                                                   former Soviet
                                                                        Union

N.V. Bekaert S.A (acquired   Architectural and automotive windows,     Worldwide
from Material Sciences Corp.)SPD film for other licensees, prospective licensees and architectural and automotive window companies (1997)

Pilkington plc SPD film lamination for use in a variety of products
                            by other licensees (2004)                  Worldwide


Polaroid Corporation      SPD emulsions and films for other            Worldwide
                          licensees (2000)

Prelco Inc.        Architectural, train and bus windows (2004)        US,Canada,
                                                                      and Mexico

Saint-Gobain Glass France Architectural windows, automotive and other  Worldwide
                          transportation vehicle windows (other than     (except
                          aircraft and spacecraft), kitchen and laundry   Korea)
                          home appliance windows, and automotive sunvisors and rear-view mirrors for cars, SUVs, light trucks and other transportation vehicles (other than as original equipment mirrors on heavy trucks, busses, construction vehicles, firetrucks and other vehicles in Class 5-8 or weighing over 16,000 pounds) (2003)

SmartGlass Ireland        Architectural windows (2004)                 Ireland

SPD Technologies, Inc.    Architectural windows (2002)                 Worldwide
                                                                  (except Korea)

SPD Systems, Inc.    Architectural, appliance and marine windows (2002)Worldwide
                                                                  (except Korea)

ThermoView Industries, Inc.   Architectural windows (2000)             Worldwide
                                                                  (except Korea)

Traco, Inc.              Architectural windows (2003)                  Worldwide
                                                                  (except Korea)

Vision (Environmental    Architectural windows (2003)             United Kingdom
Innovation) Limited

     Licensees of Research Frontiers who incorporate SPD technology into end-products will pay Research Frontiers a royalty of 5-15% of net sales of licensed products under license agreements currently in effect, and may also be required to pay Research Frontiers minimum annual royalties. Licensees who sell products or components to other licensees of Research Frontiers do not pay a royalty on such sale and Research Frontiers will collect such royalty from the licensee incorporating such products or components into their own end-products. Research Frontiers' license agreements typically allow the licensee to terminate the license after some period of time, and give Research Frontiers only limited rights to terminate before the license expires. Most licenses are non-exclusive and generally last as long as our patents remain in effect. The license granted to Hankuk Glass Industries is exclusive within Korea for certain applications through December 2004. Global Mirror's license restricts new licenses from being granted in the truck mirror original equipment market for a period of time if certain sales milestones are met with respect to commercial vehicles in Classes 5 through 8 with gross vehicle weights in excess of 16,000 pounds.

      Although the Company believes based upon the status of current negotiations that additional license agreements with third parties will be entered into, there can be no assurance that any such additional license agreements will be consummated, or the extent that any current or future licensee of the Company will produce or sell commercial products using the Company's technology or generate meaningful revenue from sales of such licensed products.

     The Company plans to continue to exploit its SPD light valve technology by entering into additional license and other agreements with end-product manufacturers such as manufacturers of flat glass, flat panel displays, automotive products, and with other interested companies who may wish to acquire rights to manufacture and sell the Company's proprietary emulsions and films. The Company's plans also call for further development of its SPD light valve technology and the provision of additional technological and marketing assistance to its licensees to develop commercially viable products using SPD technology and expand the markets for such products. The Company cannot predict when or if new license agreements will be entered into or the extent to which commercial products will result from its existing or future licensees because of the risks inherent in the developmental process and because commercialization is dependent upon the efforts of its licensees as well as on the continuing research and development efforts of the Company.

     On April 1, 2004, the Company had thirteen full-time employees, six of whom are technical personnel, and the rest of whom perform legal, marketing, investor relations, and administrative functions. Of these employees, two have obtained a doctorate in chemistry, one has a masters in chemistry, two have extensive industrial experience in electronics and electrical engineering, and one has majored in physics. Three employees also have additional postgraduate degrees in business administration. Also the Company's suppliers and licensees have people on their teams with advanced degrees in a number of areas relevant to the commercial development of products using the Company's technology. The success of the Company is dependent on, among other things, the services of its senior management, the loss of whose services could have a material adverse effect upon the prospects of the Company.

Research and Development

     As a result of the Company's research and development efforts, the Company believes that its SPD light valves will be usable in a number of commercial products. Such products may include one or more of the following fields: "smart" windows, variable light transmission eyewear such as sunglasses and goggles, self-dimmable automotive sunroofs, sunvisors and mirrors, and instruments and other information displays that use digits, letters, graphic images, or other symbols to supply information, including scientific instruments, aviation instruments, automobile dashboard displays and, if certain improvements can be made in various features of the Company's SPD light valves, portable computer displays and flat panel television displays. The Company believes that most of its research and development efforts have applicability to products that may incorporate the Company's technology. Based upon the current SPD-
Smart products being sold by various of its licensees, the Company believes that the state of development of its technology is sufficiently advanced, but that further improvements will result in accelerated market penetration. The Company intends to continue its research and development efforts for the foreseeable future to improve its SPD light valve technology and thereby assist our licensees in the product development, sales and marketing of various existing and new SPD-
Smart products.

     The Company has devoted most of the resources it has heretofore expended to research and development activities with the goal of producing commercially viable light valves and already has developed working prototypes of its SPD light valves for several different applications including smart windows, mirrors and flat panel displays.

Research Frontiers' main goals in its research and development are:

- developing wider ranges of light transmission and quicker switching speeds;
-         developing different colored particles;
-         reducing the voltage required to operate SPDs; and
- obtaining data and developing improved materials regarding environmental stability and longevity.

Research Frontiers incurred about $1,909,000, $1,859,000, and
$2,223,000 during the years ended December 31, 2003, 2002, and 2001, respectively, for research and development. Research Frontiers plans to engage in substantial continuing research and development activities.

Patents and Proprietary Information

     The Company has 29 United States patents in force, and five
United States patent applications are pending. The Company's United States patents expire at various dates from 2006 through 2021. The Company has approximately 210 issued foreign patents and 196 foreign and international patent applications pending. The Company's foreign patents expire at various dates from 2005 through 2021. The Company believes that its SPD light valve technology is adequately protected by its patent position and by its proprietary technological know-how. However, the validity of the Company's patents has never been contested in any litigation. To a lesser extent, the Company relies on trade secrets and nondisclosure agreements to protect its technology. The Company generally requires any employee, consultant, or licensee having access to its confidential information to execute an agreement whereby such person agrees to keep such information confidential.

                   RISK FACTORS

         In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of common stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus, including the documents incorporated by reference.

There are risks associated with investing in companies such as ours who are engaged in research and development. Because of these risks, you should only invest if you are able to bear the risk of losing your entire investment. Before investing, in addition to risks which could apply to any issuer or offering, you should also consider the business we are in and the following:

Research Frontiers has a history of operating losses, expects to incur additional losses in the future, and consequently will need additional funds in the future to continue its operations. To date, Research Frontiers' has lost money, and we expect to lose money in the foreseeable future. Because we expect that our future revenues will consist primarily of license fees (which have not been significant to date), unless our licensees produce and sell products using our technology, Research Frontiers will not be profitable. There is no guarantee that we will ever be profitable. Since Research Frontiers was started in 1965 through December 31, 2003, its total net loss was $50,922,625.
In 2003 our net loss was $4,772,308 and was $3,951,116 in 2002.

We have funded our operations by selling our common stock to investors.
If we need additional money, there is no guarantee that it will be available when we need it, or on favorable terms. The Company will need to raise additional capital no later than the first quarter of 2005 if operations, including research and development and marketing, are to be maintained at current levels. If the Company cannot raise additional funds, it will be required to reduce expenses during 2004. Eventual success of the Company and generation of positive cash flow will be dependent upon the extent of commercialization of products using the Company's technology by the Company's licensees and payments of continuing royalties on account thereof.

Research Frontiers depends upon the activities of its licensees in order to be profitable. We do not directly manufacture or market products using SPD technology. Although a variety of products have been sold by our licensees, and since it is up to our licensees to decide when and if they will introduce products using SPD technology, we cannot predict when and if our licensees will generate substantial sales of such products. Research Frontiers' SPD technology is currently licensed to 33 companies. Other companies are also evaluating the technology for use in various products. In the past, some companies have evaluated our technology without proceeding further. Also, we do not intend to manufacture products using SPD technology. Instead we intend to continue to license our technology to manufacturers of end products, films and emulsion. We expect that our licensees would be primarily responsible for marketing and manufacturing, but we are also engaging in market development activities.

Products using SPD technology have only recently been introduced into the marketplace. Developing products using new technologies can be risky because problems, expenses and delays frequently occur. Research
Frontiers cannot control whether or not its licensees will develop SPD products. Some of our licensees appear to be more active than others, some appear to be better capitalized than others, and some licensees appear to be inactive such as General Electric, Polaroid and Global Mirror.
There is no guarantee when or if our licensees will successfully produce any commercial product using SPD technology.

SPD technology is the only technology Research Frontiers works with, so that our success depends upon the viability of SPD technology which has yet to be proven. We have not fully ascertained the performance and long-term reliability of our technology, and therefore there is no guarantee that our technology will successfully be incorporated into all of the products which we are targeting for use of SPD technology. We expect that different product applications for SPD technology will have different performance and reliability specifications. For example, SPD eyewear requiring batteries may need to use lower voltages than SPD windows used in homes or offices, yet may not need to last as long or be exposed to as harsh an environment. We expect that our licensees will primarily be responsible for reliability testing, but that we may also continue to do reliability testing so that we can more effectively focus our research and development efforts towards constantly improving the performance characteristics and reliability of products using SPD technology.

                       AVAILABLE INFORMATION

Research Frontiers files reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1204, Judiciary
Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549 and you can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as Research Frontiers, that file electronically with the SEC. Additional information about us can also be found at our web site at http://www.SmartGlass.com.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus our:

o   annual report on Form 10-K for the fiscal year ended December 31, 2003, and
o any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the common stock offered under this prospectus is sold.

This prospectus is part of a registration statement we filed with the SEC. As permitted by the SEC, this prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. The statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. In each case you should refer to the copy of such contract or document filed as an exhibit to the registration statement.

We will provide each person to whom this prospectus is delivered, a copy of any information we have incorporated by reference but have not delivered along with this prospectus. If you would like a copy of any document incorporated herein by reference, other than exhibits unless such exhibits are specifically incorporated by reference in any such document, you can call or write to us at our principal executive offices:
240 Crossways Park Drive, Woodbury, New York 11797-2033,
Attention: General Counsel (telephone: (516) 364-1902). We will provide this information without charge to any person, including a beneficial owner, to whom a copy of this prospectus is delivered upon written or oral request.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in or incorporated by reference in this prospectus or in any supplement to this prospectus. If given or made, you must not rely on such information or representation as having been authorized by Research Frontiers or by any selling stockholder. Neither the delivery of this prospectus nor any sale made hereunder will, under any circumstances, create an implication that there has not been any change in the affairs of Research Frontiers since the date of this prospectus or that the information contained herein is correct or complete as of any time after the date of this prospectus.

This prospectus and any supplement to this prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby to any person, or by anyone, in any jurisdiction in which such offer or solicitation may not lawfully be made.

The information set forth herein and in all publicly disseminated information about Research Frontiers, includes "forward-looking statements" within the meaning of Section 21E of the Securities
Exchange Act of 1934, as amended, and is subject to the safe harbor created by that section. Readers are cautioned not to place undue reliance on these forward-looking statements as they speak only as of the date of this prospectus and are not guaranteed.

                             DIVIDENDS

Research Frontiers has never paid any cash dividends and does not expect to pay any cash dividends for the foreseeable future.

                          USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate purposes, including our internal research and development programs, general working capital and possible future acquisitions.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in money market funds and other interest-bearing investments.

                    DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer.We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement,the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

 We may sell from time to time, in one or more offerings common stock and/or warrants to purchase common stock.:

DESCRIPTION OF COMMON STOCK

Research Frontiers can issue 100,000,000 shares of common stock, $0.0001 par value per share. 12,791,330 shares were outstanding as of the date of this prospectus. Holders of common stock are entitled to one vote per share on matters submitted to shareholders for their approval, to dividends if declared by Research Frontiers, and to share in any distribution of Research Frontiers' assets. All outstanding shares of common stock are fully paid for and non-assessable. Holders of common stock do not have cumulative voting rights or preemptive rights. Therefore, a minority stockholder may be less able to gain representation on Research Frontiers' board of directors.

Listing

Our common stock is listed on the Nasdaq National Market under the symbol
"REFR"

Transfer Agent and Registrar

Continental Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

General

We may issue warrants for the purchase of common stock from time to time, and we may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

-the offering price and aggregate number of warrants offered;

-the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

-the dates on which the right to exercise the warrants will commence and expire;

-the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

-the terms of any rights to redeem or call the warrants;

-any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

-federal income tax consequences of holding or exercising the warrants;

-any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of common stock, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 6:00 P.M. Woodbury, New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the Company in immediately available funds. Upon receipt of the required payment and the warrant certificate properly completed and duly executed, we will issue and deliver the number of shares of common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. Unless we indicate otherwise in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

                        SELLING STOCKHOLDER

We will describe in the applicable prospectus supplement relating to any securities the particular information about any Selling Stockholder investing in securities offered by that prospectus supplement.

                       PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

-through dealers or agents to the public or to investors;

-to underwriters for resale to the public or to investors;

- directly to investors; or

- through a combination of such methods.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

- the name or names of any agents, dealers or underwriters;

- the purchase price of the securities being offered and the proceeds we will receive from the sale;

- any over-allotment options under which underwriters may purchase additional securities from us;

- any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

- any initial public offering price;

- any discounts or concessions allowed or reallowed or paid to dealers; and

 - any securities exchanges on which the securities may be listed if it is other than the Nasdaq National Market.


Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses. Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Certain persons may also engage in passive market making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

                              EXPERTS

The financial statements of Research Frontiers as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference into this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference into this prospectus, and upon the authority of KPMG LLP as experts in accounting and auditing.

                           LEGAL MATTERS

The legality of the securities offered hereby has been passed upon by the law firm of Kronish, Lieb, Weiner & Hellman LLP.

                         TABLE OF CONTENTS

Prospectus Cover Page. . . . . . . . . . . . . . . . . . . . . . .1
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Available Information. . . . . . . . . . . . . . . . . . . . . . .5
Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .6
Description of Securities. . . . . . . . . . . . . . . . . . . . .8

Selling Stockholder. . . . . . . . . . . . . . . . . . . . . . . .8
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . 10
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 11


                              PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

As described in Item 15, the Certificate of Incorporation of Research Frontiers provides for the indemnification of certain persons. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the Certificate of Incorporation or By-Laws of Research Frontiers, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange
Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 14.  Other Expenses of Issuance and Distribution.

Estimated expenses relating to the distribution of the Common Stock registered herein are set forth below. Such expenses will be paid by Research Frontiers.

     Registration Fee under the Securities Act of 1933 $   2,838.08
     Nasdaq Listing Fee  . . . . . . . . . . . . . . . .$ 20,000.00
     Accounting fees and expenses  . . . . . . . . . . $  10,000.00
     Miscellaneous expenses. . . . . . . . . . . . . . $   1,000.00
          Total. . . . . . . . . . . . . . . . . . .    $ 33,838.08

All of the amounts set forth above, except for the filing fees for the Securities and Exchange Commission, are estimated and subject to future contingencies.

Item 15.  Indemnification of Directors and Officers.

Article EIGHTH of Research Frontiers' Certificate of Incorporation provides for the indemnification of Research Frontiers' officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "GCL").

Section 145 of the GCL provides as follows:

     145 Indemnification of Officers, Directors, Employees and Agents;
Insurance

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation' obligation to advance expenses (including attorneys' fees).

     Article NINTH of Research Frontiers' Certificate of Incorporation provides for the elimination of any personal liability for monetary damages of directors to the Corporation or its stockholders for breach of fiduciary duty, for negligence or for taking or omitting to take any action to the fullest extent permitted by Section 102(b) (7) of the GCL.

     Section 102(b) (7) of the GCL provides as follows:

     (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

     (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

Item 16.  Exhibits.


5.1  Opinion re legality of the securities being registered (Filed herewith)
23.1 Consent of KPMG LLP (Filed herewith).
23.2 Consent of Kronish, Lieb, Weiner & Hellman LLP (included in Exhibit 5.1)
24.  Power of Attorney.  (Included on signature page)
------------------------------------


Item 17.  Undertakings.

       The undersigned registrant undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on April 30, 2004.


                              RESEARCH FRONTIERS INCORPORATED
                              (Registrant)

                              By:/s/ Robert L. Saxe
                              Robert L. Saxe, Chairman
                              (Principal Executive Officer)

                              By:/s/ Joseph M. Harary
                              Joseph M. Harary, President and Treasurer
                              (Principal Financial and Accounting Officer)


                                  POWER OF ATTORNEY

     We the undersigned directors of Research Frontiers Incorporated each hereby severally constitute and appoint Robert L. Saxe and Joseph
M. Harary, each individually as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments, and to file the same, and any subsequent Registration
Statement for the same offering which may be filed under Rule 462(b), with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                            Date


/s/ Robert L. Saxe    Chairman of the Board, Director          April 30, 2004
    Robert L. Saxe    (Principal Executive Officer)

/s/ Robert M. Budin   Director                                 April 30, 2004
    Robert M. Budin

/s/ Joseph M. Harary  President, Treasurer, Director           April 30, 2004
    Joseph M. Harary  (Principal Financial and Accounting Officer)

/s/ Victor F. Keen    Director                                 April 30, 2004
    Victor F. Keen

/s/ Albert P. Malvino Director                                 April 30, 2004
    Albert P. Malvino